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                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------

We hereby consent to the use in this Registration Statement on Form N-1A of our report dated July 20, 2000, relating to the financial statements and financial highlights of Prudential Natural Resources Fund, Inc., which appears in such Registration Statement. We also consent to the references to us under the headings "Investment Advisory and Other Services" and "Financial Highlights" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

    PricewaterhouseCoopers LLP
    New York, New York
    July 28, 2000